Exhibit 99.1

PRESS RELEASE

Contact Information:
Wade Achenbach
EVP, Portfolio Management
317.713.5660
wachenbach@kiterealty.com

Kite Realty Group Trust Reports Third Quarter 2018 Operating Results

Indianapolis, Indiana, October 31, 2018 - Kite Realty Group Trust (NYSE:KRG) (KRG) announced today its operating results for the third quarter ended September 30, 2018.
“2018 continues to be a year of strong operational performance and strategic execution,” said Chairman and Chief Executive Officer, John Kite. “During the third quarter, we improved our operating portfolio’s ABR, increased our small shop leased percentage, and executed 93 new and renewal leases for 446,000 square feet. Approximately 70% of our executed leases and tenant openings were restaurant, grocery, and service offerings. We recently announced noteworthy additions to our executive team with the hiring of Heath Fear as Executive Vice President & Chief Financial Officer, and the promotion of Wade Achenbach to Executive Vice President, Portfolio Management.”
Third Quarter Highlights

Financial Results

•	Realized net income attributable to common shareholders of $3.9 million, or $0.05 per common share (compared to a net loss of $0.6 million for the same period in 2017).

•
Generated Funds from Operations of the Operating Partnership (FFO), as defined by NAREIT, of $41.1 million, or $0.48 per diluted common share (compared to $41.8 million, or $0.49 per diluted common share, for the same period in 2017).

Portfolio Operations

•
Increased Same-Property Net Operating Income (NOI) 1.5% compared to the same period in the prior year, with base rent growth of 1.9% being partially offset by an increase in expenses net of recoveries.

•	Increased small shop leased percentage by 50 basis points sequentially to 90.9%.

•	Executed 93 leases and opened 39 new tenants, approximately 70% of which were restaurant, grocery, and service offerings.

•	Improved annualized base rent (ABR) for the operating retail portfolio to $16.77 per square foot (up 5% from the same period in 2017).

Development

•
Completed development of Embassy Suites by Hilton at Notre Dame - the newest addition to the Eddy Street Commons mixed-use development in South Bend, IN. The hotel is owned by an unconsolidated joint venture in which KRG has a 35% interest.

•	Delivered $10.5 million redevelopment project at Fishers Station (Indianapolis, IN MSA) with a projected annualized return of 11.4%.

Portfolio Operations
As of September 30, 2018, KRG owned interests in 115 operating and redevelopment properties totaling approximately 22.4 million square feet and one development project currently under construction totaling over 0.5 million square feet. ABR for the portfolio improved to $16.77, up 5% from the same period last year. Small shop leased percentage reached 90.9%, up 50 basis points sequentially. The owned gross leasable area in KRG’s retail operating portfolio was 93.5% leased as of September 30, 2018, and the total portfolio was 93.6% leased.
Same-property NOI, which includes 104 operating properties, increased 1.5% in the third quarter compared to the same period in the prior year. Base rent growth of 1.9% was partially offset by a net increase in operating expenses primarily related to short-term anchor vacancy. The properties included in the same-property pool were 93.9% and 94.4% leased as of September 30, 2018 and 2017, respectively, while economic occupancy was at 92.3% and 93.0%, respectively, for the same periods.
KRG continued progress on its anchor space repositioning efforts with the execution of two new retail anchor leases, totaling 42,528 square feet. The new anchor leases were Sprouts Farmer’s Market at Miramar Square (Miami, FL MSA) and Old Navy at Holly Springs Towne Center (Raleigh, NC MSA). Subsequent to quarter end, anchor leases were signed with REI and Burlington for a combined 79,000 square feet. Year to date, eight retail anchor leases have been executed.
KRG executed new and renewal leases on 93 individual spaces totaling 446,000 square feet during the third quarter of 2018, including 80 comparable new and renewal leases for 384,000 square feet. Cash rent spreads on comparable new and renewal leases executed in the quarter were 10.4% and 3.8%, respectively, for a blended cash rent spread of 4.9%. Excluding the disproportionate impact of one strategic anchor lease, the renewal and blended cash rental spreads were 6.7% and 7.3% respectively. The new, renewal, and blended leasing spreads on a GAAP basis, which includes periodic contractual rent increases over the term of the lease, were 30.2%, 8.6%, and 11.4%, respectively.
Balance Sheet
KRG currently has only a single $20.7 million mortgage maturing through 2020, and as of September 30th, the debt portfolio had a weighted average maturity of 5.0 years.
Subsequent to quarter end, KRG closed on a new $250 million ten-year unsecured term loan, extending the debt portfolio’s weighted average maturity by a full year to 6.0 years and laddering the debt maturity schedule such that no more than 20% of KRG’s debt comes due in any single calendar year (vs. 26% prior to the transaction). Execution of the term loan allowed KRG to fully retire the $200 million seven-year term loan due in 2022 and prepay $50 million of the $200 million five-year term loan due in 2021. KRG plans to fix the interest rate through an interest swap for the full $250 million within thirty days of closing. For additional information on this transaction, please see the Current Report on Form 8-K filed by KRG on October 26, 2018.
Development
During the third quarter, the Embassy Suites by Hilton at Notre Dame opened at KRG’s Eddy Street Commons mixed-use development. The hotel is the latest addition to the development that also features 170,000 square feet of retail and office space, along with 266 multi-family units and 201 previously sold residential units. Construction on phase two of the mixed-use development is underway, featuring 452 multi-family units, 21 for-sale residential units, a community center, and 8,500 square feet of retail space.

Also during the quarter, KRG delivered the Fishers Station (Indianapolis, IN MSA) redevelopment project. KRG invested $10.5 million in the redevelopment project for a projected annualized return of 11.4%.

2018 Earnings Guidance
KRG has reaffirmed its guidance for 2018 FFO, as defined by NAREIT, to a range of $1.98 to $2.01 per diluted common share. Please refer to the full list of guidance assumptions on page 43 of the third quarter supplemental.

Guidance Range for Full Year 2018	Low	High
Consolidated net loss per diluted common share	$(0.23)	$(0.20)
Add: Depreciation, amortization and other	1.76	1.76
Add: Impairment Charge	0.45	0.45
FFO, as defined by NAREIT, per diluted common share	$1.98	$2.01

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Thursday, November 1, 2018, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 8178656). In addition, a webcast replay link will be available on the corporate website.
Additional Materials
Financial statements, exhibits, and reconciliations of non-GAAP measures attached to this release include the details of KRG’s results.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to tenants in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Safe Harbor
Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources and inflationary trends or outlook; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which KRG operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; KRG’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG owns; the impact of online retail competition and the perception that such competition has on the value of shopping center assets; risks related to the geographical concentration of KRG’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. KRG refers you to the documents filed by KRG from time to time with the SEC, specifically the section titled “Risk Factors” in KRG’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which discuss these and other factors that could adversely affect KRG’s results. KRG undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	September 30, 2018	December 31, 2017
Assets:
Investment properties, at cost	$3,752,472	$3,957,884
Less: accumulated depreciation	(700,728)	(664,614)
	3,051,744	3,293,270

Cash and cash equivalents	30,709	24,082
Tenant and other receivables, including accrued straight-line rent of $31,730 and $31,747 respectively, net of allowance for uncollectible accounts	57,133	58,328
Restricted cash and escrow deposits	10,307	8,094
Deferred costs and intangibles, net	99,253	112,359
Prepaid and other assets	17,371	12,465
Investments in unconsolidated subsidiaries	13,836	3,900
Asset held for sale	5,531	—
Total Assets	$3,285,884	$3,512,498
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,578,328	$1,699,239
Accounts payable and accrued expenses	98,537	78,482
Deferred revenue and other liabilities	82,723	96,564
Total Liabilities	1,759,588	1,874,285
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	47,426	72,104
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,720,286 and 83,606,068 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	837	836
Additional paid in capital	2,076,552	2,071,418
Accumulated other comprehensive loss	5,700	2,990
Accumulated deficit	(604,917)	(509,833)
Total Kite Realty Group Trust Shareholders’ Equity	1,478,172	1,565,411
Noncontrolling Interests	698	698
Total Equity	1,478,870	1,566,109
Total Liabilities and Shareholders' Equity	$3,285,884	$3,512,498

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2018 and 2017
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Minimum rent	$65,328	$67,585	$202,475	$204,926
Tenant reimbursements	18,185	17,657	54,221	54,748
Other property related revenue	2,129	1,896	8,119	10,226
Fee income	105	—	2,430	—
Total revenue	85,747	87,138	267,245	269,900
Expenses:
Property operating	12,092	11,859	37,184	36,950
Real estate taxes	11,205	10,826	32,351	32,384
General, administrative, and other	4,865	5,431	16,364	16,389
Depreciation and amortization	36,858	42,793	115,864	131,333
Impairment charges	—	—	38,847	7,411
Total expenses	65,020	70,909	240,610	224,467
Operating income	20,727	16,229	26,635	45,433
Interest expense	(16,058)	(16,372)	(49,141)	(49,250)
Income tax benefit of taxable REIT subsidiary	27	33	78	64
Other expense, net	(379)	(94)	(643)	(314)
Income (loss) from continuing operations	4,317	(204)	(23,071)	(4,067)
Gains on sales of operating properties	—	—	8,329	15,160
Net income (loss)	4,317	(204)	(14,742)	11,093
Net income attributable to noncontrolling interests	(379)	(418)	(604)	(1,528)
Net income (loss) attributable to Kite Realty Group Trust common shareholders	$3,938	$(622)	$(15,346)	$9,565

Income (loss) per common share - basic and diluted	$0.05	$(0.01)	(0.18)	0.11

Weighted average common shares outstanding - basic	83,706,704	83,594,163	83,670,038	83,581,847
Weighted average common shares outstanding - diluted	83,767,655	83,594,163	83,670,038	83,689,590
Cash dividends declared per common share	$0.3175	$0.3025	$0.9525	$0.9075

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2018 and 2017
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Funds From Operations
Consolidated net income (loss)	$4,317	$(204)	$(14,742)	$11,093
Less: net income attributable to noncontrolling interests in properties	(285)	(432)	(979)	(1,302)
Less: gains on sales of operating properties	—	—	(8,329)	(15,160)
Add: impairment charges	—	—	38,847	7,411
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	37,045	42,474	115,501	129,890
FFO of the Operating Partnership[1]	41,077	41,838	130,298	131,932
Less: Limited Partners' interests in FFO	(986)	(949)	(3,127)	(2,995)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$40,091	$40,889	$127,171	$128,937
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.48	$0.49	$1.52	$1.54
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.48	$0.49	$1.52	$1.54

Weighted average common shares outstanding - basic	83,706,704	83,594,163	83,670,038	83,581,847
Weighted average common shares outstanding - diluted	83,767,655	83,708,719	83,719,308	83,689,590
Weighted average common shares and units outstanding - basic	85,768,857	85,580,993	85,717,440	85,561,343
Weighted average common shares and units outstanding - diluted	85,829,808	85,695,549	85,766,710	85,669,087

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income (loss)	$0.05	$—	$(0.17)	$0.13
Less: net income attributable to noncontrolling interests in properties	—	(0.01)	(0.01)	(0.02)
Less: gains on sales of operating properties	—	—	(0.10)	(0.18)
Add: impairment charges	—	—	0.45	0.09
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.43	0.50	1.35	1.52
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.48	$0.49	$1.52	$1.54

____________________
1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"). The NAREIT white paper defines FFO as net income (determined in accordance with GAAP), excluding gains (or losses) from sales and impairments of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2018 and 2017
(Unaudited)

($ in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Number of properties for the quarter[1]	104	104

Leased percentage at period end	93.9%	94.4%		93.9%	94.4%
Economic Occupancy percentage[2]	92.3%	93.0%		92.9%	93.6%

Minimum rent	$59,913	$58,820		$175,734	$173,448
Tenant recoveries	17,299	16,188		50,432	48,722
Other income	430	391		941	849
	77,642	75,399		227,107	223,019

Property operating expenses	(11,144)	(10,368)		(32,611)	(30,873)
Bad debt expense	(537)	(508)		(1,352)	(1,971)
Real estate taxes	(10,601)	(9,981)		(30,291)	(29,693)
	(22,282)	(20,857)		(64,254)	(62,537)
Same Property NOI[3]	$55,360	$54,542	1.5%	$162,853	$160,482	1.5%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$55,360	$54,542		$162,853	$160,482
Net operating income - non-same activity[4]	6,985	9,911		32,427	40,084
Other (expense) income, net	(247)	(61)		1,865	(250)
General, administrative and other	(4,865)	(5,431)		(16,364)	(16,389)
Impairment charges	—	—		(38,847)	(7,411)
Depreciation and amortization expense	(36,858)	(42,793)		(115,864)	(131,333)
Interest expense	(16,058)	(16,372)		(49,141)	(49,250)
Gains on sales of operating properties	—	—		8,329	15,160
Net income attributable to noncontrolling interests	(379)	(418)		(604)	(1,528)
Net (loss) income attributable to common shareholders	$3,938	$(622)		$(15,346)	$9,565

____________________
1
Same Property NOI excludes five properties in redevelopment, the recently completed City Center, Burnt Store Marketplace, and Fishers Station redevelopments as well as office properties (Thirty South Meridian and Eddy Street Commons).

2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles, fee income and significant prior period expense recoveries and adjustments, if any.

4	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular quarters presented and thus provides a more consistent comparison of our properties. The year-to-date results represent the sum of the individual quarters, as reported.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company begins recapturing space from tenants. For the quarter ended September 30, 2018, the Company excluded five redevelopment properties and the recently completed City Center, Burnt Store Marketplace, and Fishers Station redevelopments from the same property pool that met these criteria and were owned in both comparable periods.